Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months Ended

March 31, 2023

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, EVP & Chief Investment Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FIRST QUARTER 2023

First Quarter Results In-Line with Expectations; Full-Year Guidance Maintained

CHATTANOOGA, Tenn. (May 10, 2023) – CBL Properties (NYSE: CBL) announced results for the first quarter ended March 31, 2023. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended March 31,
	2023	2022
Net income (loss) attributable to common shareholders	$0.06	$(1.45)
Funds from Operations ("FFO")	$1.86	$1.25
FFO, as adjusted (1)	$1.56	$2.05

(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release.

KEY TAKEAWAYS:

•
Portfolio occupancy increased 150 basis points to 89.8% as of March 31, 2023, compared with portfolio occupancy of 88.3% as of March 31, 2022. Same-center occupancy for malls, lifestyle centers and outlet centers was 88.0% as of March 31, 2023, a 120-basis-point increase from 86.8% as of March 31, 2022.
•
Nearly 1.3 million square feet of leases were executed in the first quarter, including comparable leases of approximately 737,000 square feet signed at 2.5% higher average rents versus the prior leases.
•
As anticipated, same-center NOI declined 4.5%. Growth in rents during the quarter was offset by a $1.6 million unfavorable variance in uncollectable revenues, a $1.8 million decline in percentage rents and a $3.6 million increase in operating expenses.
•
FFO, as adjusted, per share for the first quarter 2023, was $1.56 compared with $2.05 for the first quarter 2022.
•
Same-center tenant sales per square foot for the first quarter 2023 declined 2.1%. Same-center tenant sales per square foot for the 12-months ended March 31, 2023, declined 3.1% to $433, compared with $447 for the prior period.
•
As of March 31, 2023, the Company had $282.0 million of unrestricted cash and marketable securities.
•
CBL's Board of Directors declared a regular cash dividend for the second quarter 2023 of $0.375 per share, representing an annualized dividend of $1.50 per share.
•
CBL maintains 2023 FFO, as adjusted, per share, guidance in the range of $5.85 - $6.47 and 2023 same-center NOI guidance in the range of $418 million - $440 million.

“First quarter operating results demonstrated our operating proficiency as highlighted by a 150-basis-point increase in occupancy and positive comparable lease spreads," said Stephen D. Lebovitz, CBL's chief executive officer. "We signed nearly 1.3 million square feet of leases during the quarter, including more than 285,000 square feet of new leases, confirming that tenant demand for our properties remains strong. Improved occupancy levels translated into higher rents and improved lease spreads across the portfolio. While sales moderated during the first quarter, levels remain well above 2019, signaling ongoing consumer support for in-person shopping.

"As anticipated, first quarter 2023 same-center NOI declined as compared with the prior-year quarter. Gross rent growth from new leasing was offset by lower percentage rents, an unfavorable variance in uncollectable revenues and higher expenses that were primarily related to completion of previously delayed maintenance projects and timing of certain third-party contract expenses. While there has been an increase in tenant bankruptcy announcements, all were appropriately considered in our original guidance range. As such, we are reiterating our full-year FFO, as adjusted, and same-center NOI expectations.

"The strength and flexibility of our balance sheet remains a priority in 2023. While the financing market is challenging, we are successfully sourcing attractively priced capital for our properties with more than $305 million in financings closed year-to-date. The new $148 million fixed-rate non-recourse mortgage sourced on Friendly Center in Greensboro, North Carolina, was a particularly outstanding accomplishment. We are currently in the process of addressing the remaining 2023 maturities, as well as looking ahead to 2024 and beyond. We benefit from a balance sheet comprised almost exclusively of non-recourse mortgage debt, with significant ongoing amortization reducing leverage and unlocking equity value. As 2023 progresses, we are focused on improving operating performance and enhancing free cash flow, as well as improving value through disciplined capital allocation."

Same-center Net Operating Income (“NOI”)(1):

	Three Months Ended March 31,	Three Months Ended March 31,
	2023	2022
Total Revenues	$162,826	$164,208
Total Expenses	$(57,647)	$(54,067)
Total portfolio same-center NOI	$105,179	$110,141
Total same-center NOI percentage change	(4.5)%

Estimate for uncollectable revenues (recovery)	$(403)	$(1,975)

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-Center NOI for the first quarter 2023 declined by $5.0 million. Growth in rents, including base rent and reimbursements, was offset by a $1.6 million unfavorable variance in the estimate for uncollectable revenues, a $1.8 million decline in percentage rents and a $3.6 million increase in operating expenses. Expense increases were primarily driven by completion of previously delayed maintenance projects and timing of certain third-party contracts.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of March 31,
	2023	2022
Total portfolio	89.8%	88.3%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	87.8%	86.4%
Total lifestyle centers	90.9%	86.3%
Total outlet centers	87.3%	87.0%
Total same-center malls, lifestyle centers and outlet centers	88.0%	86.8%
All Other:
Total open-air centers	96.0%	94.4%
Total other	79.9%	89.0%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied. The decline in total other occupancy was related to approximately 52,000-square-feet of vacancy at one office building.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
Three Months Ended March 31,
2023
All Property Types	2.5%
Stabilized Malls, Lifestyle Centers and Outlet Centers	1.3%
New leases	20.8%
Renewal leases	(0.1)%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended March 31,
	2023	2022
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$433	$447

DIVIDEND

On May 9, 2023, CBL’s Board of Directors declared a regular quarterly cash dividend for the three months ended June 30, 2023, of $0.375 per share. The dividend, which equates to an annual dividend payment of $1.50 per share, is payable on June 30, 2023, to shareholders of record as of June 14, 2023.

FINANCING ACTIVITY

Year-to-date, CBL has completed more than $312.0 in financing activity.

On March 16, 2023, CBL and its 50% joint venture partner closed on the extension and modification of the $161.9 million loan ($80.9 million at CBL’s 50% share) secured by West County Center, a high-performing enclosed mall in St. Louis, MO. The newly modified non-recourse loan has a principal balance of $156.9 million ($78.5 million at CBL’s share) and was extended for an initial term of two years to December 2024, with one two-year conditional extension available upon meeting certain requirements. The loan maintained the existing fixed interest rate of 3.4%.

On April 4, 2023, CBL and its 50% joint venture partner closed a new $148.0 million loan ($74.0 million at CBL’s 50% share) secured by Friendly Center and The Shops at Friendly Center, the premier lifestyle center located in Greensboro, NC. The new non-recourse five-year loan bears a fixed interest rate of 6.44% and replaces two loans with an aggregate balance of $145.2 million ($72.6 million at CBL’s share) that were set to mature in April 2023.

On April 28, 2023, CBL and its joint venture partner retired the $7.2 million (at 100%) recourse loan secured by Phase II of The Outlet Shoppes of the Bluegrass in Louisville, KY. The venture anticipates securing new financing for the entire project to coincide with the December 2024 maturity of the $64.5 million (at 100%) loan secured by Phase I.

On May 4, 2023, CBL entered into a $32.0 million swap to fix the interest rate on a portion of its $360.0 million loan secured by open-air centers and outparcels. The swap fixed the rate to 7.3975% through the initial maturity in June 2027. Collectively, $212.0 million of the $360.0 million loan has been fixed at a weighted average interest rate of 7.02%.

CBL is cooperating with the foreclosure or conveyance of Westgate Mall in Spartanburg, SC, ($28.7 million) and Alamance Crossing East in Burlington, NC, ($41.1 million). In March, Alamance Crossing East was placed into receivership and deconsolidated.

CBL is in the process of finalizing a two-year extension/modification of the $96.2 million loan secured by Cross Creek Mall in Fayetteville, NC.

DISPOSITIONS

During the first quarter 2023, CBL completed the sale of four land parcels generating $4.9 million in gross proceeds at CBL's share.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

On May 18, 2023, Nordstrom Rack will celebrate its grand opening at The Terrace, CBL's open-air center in Chattanooga, TN. The 24,000 square-foot store will be Nordstrom Rack’s third location in the state and the fourth Nordstrom concept in Tennessee.

Detailed project information is available in CBL’s Financial Supplement for Q1 2023, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

Based on first quarter 2023 results and Management's expectation, CBL is reiterating the following guidance for FFO, as adjusted, and same-center NOI for full-year 2023. Guidance excludes the impact of any unannounced transactions.

Reconciliation of GAAP Earnings Per Share to 2023 FFO, as Adjusted, Per Share:

	Low	High
2023 FFO, as adjusted	$188 million	$208 million
2023 FFO, as adjusted, per share	$5.85	$6.47
Weighted Average Common Shares Outstanding	32.1 million	32.1 million
2023 Same-Center NOI ("SC NOI")	$418 million	$440 million
2023 Change in Same-Center NOI	(5.6)%	(0.7)%

	Low	High
Expected diluted earnings per common share	$(1.70)	$(1.08)
Depreciation and amortization	6.39	6.39
Dividends allocable to unvested restricted stock	0.04	0.04
Debt discount accretion, net of noncontrolling interests' share	1.93	1.93
Adjustment for unconsolidated affiliates with negative investment	0.05	0.05
Non-cash default interest expense	0.02	0.02
Gain on deconsolidation	(0.88)	(0.88)
Expected FFO, as adjusted, per diluted, fully converted common share	$5.85	$6.47

2023 Estimate of Capital Items:

	Low	High
2023 Estimated deferred maintenance/tenant allowances	$40 million	$55 million
2023 Estimated development/redevelopment expenditures	$15 million	$22 million
2023 Estimated principal amortization (including est. term loan ECF)	$75 million	$85 million
Total Estimate	$130 million	$162 million

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 94 properties totaling 58.5 million square feet across 22 states, including 56 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
REVENUES:
Rental revenues	$130,324	$135,332
Management, development and leasing fees	2,434	1,769
Other	3,601	3,001
Total revenues	136,359	140,102
EXPENSES:
Property operating	(24,614)	(23,344)
Depreciation and amortization	(53,269)	(68,943)
Real estate taxes	(14,788)	(14,435)
Maintenance and repairs	(11,524)	(10,566)
General and administrative	(19,229)	(18,074)
Litigation settlement	44	81
Other	(198)	—
Total expenses	(123,578)	(135,281)
OTHER INCOME (EXPENSES):
Interest and other income	2,665	155
Interest expense	(43,524)	(90,659)
Gain on deconsolidation	28,151	36,250
Gain on sales of real estate assets	1,596	16
Reorganization items, net	—	(1,571)
Income tax benefit (provision)	101	(801)
Equity in (losses) earnings of unconsolidated affiliates	(1,256)	8,566
Total other expenses	(12,267)	(48,044)
Net income (loss)	514	(43,223)
Net loss attributable to noncontrolling interests in:
Operating Partnership	—	15
Other consolidated subsidiaries	1,745	2,486
Net income (loss) attributable to the Company	2,259	(40,722)
Dividends allocable to unvested restricted stock	(280)	—
Net income (loss) attributable to common shareholders	$1,979	$(40,722)
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$0.06	$(1.45)
Diluted earnings per share	0.06	(1.45)
Weighted-average basic share	31,304	27,998
Weighted-average diluted shares	31,369	27,998

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Net income (loss) attributable to common shareholders	$1,979	$(40,722)
Noncontrolling interest in loss of Operating Partnership	—	(15)
Dividends allocable to unvested restricted stock	280	—
Depreciation and amortization expense of:
Consolidated properties	53,269	68,943
Unconsolidated affiliates	4,638	8,520
Non-real estate assets	(148)	(198)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(665)	(899)
Gain on depreciable property	—	(629)
FFO allocable to Operating Partnership common unitholders	59,353	35,000
Debt discount accretion, net of noncontrolling interests' share (1)	16,616	78,463
Adjustment for unconsolidated affiliates with negative investment (2)	1,591	(12,547)
Senior secured notes fair value adjustment (3)	—	198
Litigation settlement (4)	(44)	(81)
Non-cash default interest expense (5)	494	(8,876)
Gain on deconsolidation (6)	(28,151)	(36,250)
Reorganization items, net (7)	—	1,571
FFO allocable to Operating Partnership common unitholders, as adjusted	$49,859	$57,478
FFO per diluted share	$1.86	$1.25
FFO, as adjusted, per diluted share	$1.56	$2.05
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	31,927	28,009
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents the fair value adjustment recorded on the senior secured notes as interest expense.
(4)
Represents a credit to litigation settlement expense in each of the three-month periods ended March 31, 2023 and 2022 related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(5)
The three months ended March 31, 2023 includes default interest on loans past their maturity dates. The three months ended March 31, 2022 includes the reversal of default interest expense when waivers or forbearance agreements were obtained.
(6)
For the three months ended March 31, 2023, the Company deconsolidated Alamance Crossing East due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the three months ended March 31, 2022, the Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(7)
Represents costs incurred subsequent to the Company filing the chapter 11 cases associated with the Company's reorganization efforts, which consists of professional fees, legal fees and U.S. Trustee fees.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended March 31,
	2023	2022
Diluted EPS attributable to common shareholders	$0.06	$(1.45)
Add amounts per share included in FFO:
Unvested restricted stock	0.01	—
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.79	2.72
Gain on depreciable property	—	(0.02)
FFO per diluted share	$1.86	$1.25

	Three Months Ended March 31,
	2023	2022
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,161	$1,395

Straight-line rental income adjustment	$1,633	$2,917

Gain on outparcel sales	$1,580	$16

Net amortization of acquired above- and below-market leases	$(5,322)	$(6,157)

Income tax benefit (provision)	$101	$(801)

Abandoned projects expense	$(17)	$—

Interest capitalized	$106	$228

Estimate of uncollectable revenues	$363	$2,076

	As of March 31,
	2023	2022
Straight-line rent receivable	$17,095	$5,402

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$514	$(43,223)
Adjustments:
Depreciation and amortization	53,269	68,943
Depreciation and amortization from unconsolidated affiliates	4,638	8,520
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(665)	(899)
Interest expense	43,524	90,659
Interest expense from unconsolidated affiliates	17,525	18,497
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,043)	(2,570)
Abandoned projects expense	17	—
Gain on sales of real estate assets	(1,596)	(16)
Loss (gain) on sales of real estate assets of unconsolidated affiliates	16	(629)
Adjustment for unconsolidated affiliates with negative investment	1,591	(12,547)
Gain on deconsolidation	(28,151)	(36,250)
Litigation settlement	(44)	(81)
Reorganization items, net	—	1,571
Income tax (benefit) provision	(101)	801
Lease termination fees	(1,161)	(1,395)
Straight-line rent and above- and below-market lease amortization	3,689	3,240
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	1,745	2,486
General and administrative expenses	19,229	18,074
Management fees and non-property level revenues	(4,980)	(1,086)
Operating Partnership's share of property NOI	107,016	114,095
Non-comparable NOI	(1,837)	(3,954)
Total same-center NOI (1)	$105,179	$110,141
Total same-center NOI percentage change	(4.5)%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2023, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2023. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Continued)

	Three Months Ended March 31,
	2023	2022
Malls	$72,038	$78,203
Outlet centers	4,769	4,326
Lifestyle centers	9,201	9,102
Open-air centers	13,982	13,081
Outparcels and other	5,189	5,429
Total same-center NOI (1)	$105,179	$110,141
Percentage Change:
Malls	(7.9)%
Outlet centers	10.2%
Lifestyle centers	1.1%
Open-air centers	6.9%
Outparcels and other	(4.4)%
Total same-center NOI (1)	(4.5)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2023, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2023. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of March 31, 2023
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$972,999	$1,052,704	$2,025,703	$(15,903)	$(63,371)	$1,946,429
Noncontrolling interests' share of consolidated debt	(25,320)	(13,282)	(38,602)	294	6,051	(32,257)
Company's share of unconsolidated affiliates' debt	614,947	70,847	685,794	(2,916)	—	682,878
Other debt (2)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,603,748	$1,110,269	$2,714,017	$(18,525)	$(57,320)	$2,638,172
Weighted-average interest rate	4.83%	7.66%	5.99%

	As of March 31, 2022
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$1,242,208	$930,997	$2,173,205	$(2,928)	$(135,808)	$2,034,469
Noncontrolling interests' share of consolidated debt	(29,212)	(13,703)	(42,915)	(5)	17,276	(25,644)
Company's share of unconsolidated affiliates' debt	608,984	89,330	698,314	(2,012)	—	696,302
Other debt (2)	153,719	—	153,719	—	—	153,719
Company's share of consolidated, unconsolidated and other debt	$1,975,699	$1,006,624	$2,982,323	$(4,945)	$(118,532)	$2,858,846
Weighted-average interest rate	5.68%	3.66%	5.00%
(1)
In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing debt discounts upon emergence from bankruptcy. The debt discounts are accreted over the term of the respective debt using the effective interest method.
(2)
Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	March 31,	December 31,
	2023	2022
ASSETS
Real estate assets:
Land	$590,327	$596,715
Buildings and improvements	1,194,887	1,198,597
	1,785,214	1,795,312
Accumulated depreciation	(161,466)	(136,901)
	1,623,748	1,658,411
Developments in progress	7,162	5,576
Net investment in real estate assets	1,630,910	1,663,987
Cash and cash equivalents	22,555	44,718
Restricted cash	72,432	97,231
Available-for-sale securities - at fair value (amortized cost of $259,928 and $293,476 as of March 31, 2023 and December 31, 2022, respectively)	259,404	292,422
Receivables:
Tenant	32,590	40,620
Other	4,203	3,876
Investments in unconsolidated affiliates	75,900	77,295
In-place leases, net	219,391	247,497
Above market leases, net	156,274	171,265
Intangible lease assets and other assets	42,132	39,332
	$2,515,791	$2,678,243
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$1,946,429	$2,000,186
Below market leases, net	101,628	110,616
Accounts payable and accrued liabilities	110,129	200,312
Total liabilities	2,158,186	2,311,114
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 32,060,922 and 31,780,075 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively (in each case, excluding 34 treasury shares)	32	32
Additional paid-in capital	711,956	710,497
Accumulated other comprehensive loss	(524)	(1,054)
Accumulated deficit	(348,699)	(338,934)
Total shareholders' equity	362,765	370,541
Noncontrolling interests	(5,160)	(3,412)
Total equity	357,605	367,129
	$2,515,791	$2,678,243

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	March 31, 2023	December 31, 2022
ASSETS:
Investment in real estate assets	$1,987,033	$1,971,348
Accumulated depreciation	(846,305)	(829,574)
	1,140,728	1,141,774
Developments in progress	10,870	10,914
Net investment in real estate assets	1,151,598	1,152,688
Other assets	187,818	170,756
Total assets	$1,339,416	$1,323,444
LIABILITIES:
Mortgage and other indebtedness, net	$1,359,475	$1,333,152
Other liabilities	37,938	33,419
Total liabilities	1,397,413	1,366,571
OWNERS' EQUITY (DEFICIT):
The Company	8,483	3,123
Other investors	(66,480)	(46,250)
Total owners' deficit	(57,997)	(43,127)
Total liabilities and owners’ deficit	$1,339,416	$1,323,444

	Three Months Ended March 31,
	2023	2022
Total revenues	$60,533	$63,737
Depreciation and amortization	(16,863)	(18,519)
Operating expenses	(19,729)	(21,565)
Interest and other income	544	329
Interest expense	(15,272)	(6,597)
(Loss) gain on sales of real estate assets	(32)	3,293
Net income	$9,181	$20,678

	Company's Share for the Period
	Three Months Ended March 31,
	2023	2022
Total revenues	$32,571	$33,082
Depreciation and amortization	(12,100)	(16,456)
Operating expenses	(10,447)	(9,860)
Interest and other income	390	229
Interest expense	(17,525)	(18,497)
Negative investment adjustment	5,871	19,439
(Loss) gain on sales of real estate assets	(16)	629
Net (loss) income	$(1,256)	$8,566

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, reorganization items, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$514	$(43,223)
Depreciation and amortization	53,269	68,943
Depreciation and amortization from unconsolidated affiliates	4,638	8,520
Interest expense	43,524	90,659
Interest expense from unconsolidated affiliates	17,525	18,497
Income taxes	(55)	907
Gain on depreciable property	—	(629)
Gain on deconsolidation	(28,151)	(36,250)
EBITDAre (1)	91,264	107,424
Reorganization items, net	—	1,571
Litigation settlement	(44)	(81)
Abandoned projects expense	17	—
Adjustment for unconsolidated affiliates with negative investment	1,591	(12,547)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	1,745	2,486
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(665)	(899)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(2,043)	(2,570)
Company's share of Adjusted EBITDAre	$91,865	$95,384
(1)
Includes $1,580 and $16 for the three months ended March 31, 2023 and 2022, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended March 31,
	2023		2022

Interest Expense:
Interest expense	$43,524		$90,659
Interest expense from unconsolidated affiliates	17,525		18,497
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(16,616)		(78,463)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(647)		(696)
Company's share of interest expense	$43,786		$29,997
Ratio of Adjusted EBITDAre to Interest Expense	2.1	x	3.2	x

	Three Months Ended March 31,
	2023	2022
Company's share of Adjusted EBITDAre	$91,865	$95,384
Interest expense	(43,524)	(90,659)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	2,043	2,570
Reorganization items, net	—	(1,571)
Income taxes	55	(907)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	7,852	63,655
Net amortization of intangible lease assets and liabilities	5,337	6,323
Depreciation and interest expense from unconsolidated affiliates	(22,163)	(27,017)
Gain on depreciable property from unconsolidated affiliates	—	629
Adjustment for unconsolidated affiliates with negative investment	(1,591)	12,547
Litigation settlement	44	81
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	665	899
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(1,745)	(2,486)
Gain on outparcel sales	(1,596)	(16)
Equity in losses (earnings) of unconsolidated affiliates	1,256	(8,566)
Distributions of earnings from unconsolidated affiliates	3,335	7,840
Share-based compensation expense	3,252	2,743
Change in estimate of uncollectable revenues	(138)	(737)
Change in deferred tax assets	225	(67)
Changes in operating assets and liabilities	(11,997)	(18,216)
Cash flows provided by operating activities	$33,175	$42,429

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended March 31,
	2023	2022
Minimum rents	$95,463	$97,723
Percentage rents	3,164	5,277
Other rents	1,696	1,713
Tenant reimbursements	29,518	29,962
Estimate of uncollectable amounts	483	657
Total rental revenues	$130,324	$135,332

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of March 31, 2023		Balance
								Fixed	Variable
Operating Properties:
WestGate Mall (1)(2)	Spartanburg, SC		Jul-22		4.99%	$28,661		$28,661	—
Cross Creek Mall (3)	Fayetteville, NC		Apr-23		4.54%	96,188		96,188	—
The Outlet Shoppes at Laredo	Laredo, TX		Jun-23	Jun-24	7.91%	37,950		—	37,950
Brookfield Square Anchor Redevelopment	Brookfield, WI		Dec-23	Dec-24	7.56%	18,015		—	18,015
Volusia Mall	Daytona Beach, FL		May-24		4.56%	40,280		40,280	—
Fayette Mall (4)	Lexington, KY		May-24	May-26	4.25%	125,534		125,534	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	20,890		20,890	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-26		5.85%	61,762		61,762	—
Northwoods Mall	North Charleston, SC		Apr-26		5.08%	56,280		56,280	—
Arbor Place	Atlanta (Douglasville), GA		May-26		5.10%	96,196		96,196	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	93,419		93,419	—
Jefferson Mall	Louisville, KY		Jun-26		4.75%	55,175		55,175	—
Southpark Mall	Colonial Heights, VA		Jun-26		4.85%	53,614		53,614	—
Open-air centers and outparcels loan (5)			Jun-27	Jun-29	7.86%	360,000		180,000	180,000
Hamilton Place open-air centers loan			Jun-32		5.85%	65,000		65,000	—
Total Loans On Operating Properties						1,208,964		972,999	235,965
Weighted-average interest rate						5.88%		5.24%	8.54%

Corporate Debt:
Secured term loan			Nov-25	Nov-26/Nov-27	7.41%	816,739		—	816,739

Total Consolidated Debt						$2,025,703	(6)	$972,999	$1,052,704
Weighted-average interest rate						6.50%		5.24%	7.66%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Outlet Shoppes of the Bluegrass - Phase II (7)	Simpsonville, KY		Apr-23		9.67%	$7,247		$—	$7,247
Friendly Center (8)	Greensboro, NC		Apr-23		3.48%	42,601		42,601	—
The Shops at Friendly Center (8)	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	33,065		33,065	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		7.16%	4,375		—	4,375
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	49,611		49,611	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,394		2,394	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	3,413		3,413	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		7.00%	8,235		—	8,235
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	32,254		32,254	—
West County Center	Des Peres, MO		Dec-24	Dec-26	3.40%	78,444		78,444	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	7.42%	18,285		—	18,285
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	7.42%	5,837		—	5,837
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	7.42%	24,474		—	24,474
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	5,749		5,749	—
York Town Center	York, PA		Mar-25		4.75%	14,998		14,998	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	130,595		130,595	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of March 31, 2023		Balance
								Fixed	Variable
Northgate Mall Developments	Chattanooga, TN		Nov-25		7.75%	2,394		—	2,394
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	38,772		38,772	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	71,246		71,246	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	34,878		34,878	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	27,155		27,155	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	19,772		19,772	—
	SUBTOTAL					685,794	(6)	614,947	70,847

Plus Other Debt:
Alamance Crossing (9)	Burlington, NC		Jul-21		5.83%	41,122		41,122	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo	Laredo, TX	35%	Jun-23	Jun-24	7.91%	(13,282)		—	(13,282)
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(10,445)		(10,445)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,342)		(9,342)	—
Hamilton Place open-air centers loan		8% - 10%	Jun-32		5.85%	(5,533)		(5,533)	—
						(38,602)	(6)	(25,320)	(13,282)

Company's Share Of Consolidated, Unconsolidated and Other Debt						$2,714,017	(6)	$1,603,748	$1,110,269
Weighted-average interest rate						5.99%		4.83%	7.66%

Total Debt of Unconsolidated Affiliates:
The Outlet Shoppes of the Bluegrass - Phase II (7)	Simpsonville, KY		Apr-23		9.67%	$7,247		$—	$7,247
Friendly Center (8)	Greensboro, NC		Apr-23		3.48%	85,203		85,203	—
The Shops at Friendly Center (8)	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	66,131		66,131	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		7.16%	4,375		—	4,375
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	99,221		99,221	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	4,788		4,788	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	6,825		6,825	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		7.00%	16,470		—	16,470
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	64,508		64,508	—
West County Center	Des Peres, MO		Dec-24	Dec-26	3.40%	156,887		156,887	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	7.42%	36,570		—	36,570
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	7.42%	11,673		—	11,673
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	7.42%	48,948		—	48,948
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	5,749		5,749	—
York Town Center	York, PA		Mar-25		4.75%	29,996		29,996	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	261,191		261,191	—
Northgate Mall Developments	Chattanooga, TN		Nov-25		7.75%	4,789		—	4,789
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	59,649		59,649	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	142,492		142,492	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	69,756		69,756	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	41,776		41,776	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	39,545		39,545	—
						$1,323,789		$1,193,717	$130,072
Weighted-average interest rate						4.46%		4.13%	7.49%
(1)
The loan is in maturity default.
(2)
The Company is in discussions with the lender.
(3)
Subsequent to March 31, 2023, the loan was extended through May 20, 2023. The Company is in discussions with the lender regarding a long-term extension.
(4)
The loan has two one-year extension options for a fully extended maturity date of May 1, 2026.
(5)
The interest rate is a fixed 6.95% for $180,000 of the $360,000 loan, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%.
(6)
See page 11 for debt discounts and unamortized deferred financing costs.
(7)
Subsequent to March 31, 2023, the loan was paid off.
(8)
Subsequent to March 31, 2023, the Company and its joint venture partner entered into a new $148,000 loan secured by Friendly Center and The Shops at Friendly Center. Proceeds from the new loan were used to pay off the previous loans. The new loan bears a fixed interest rate of 6.44% and matures in May 2028.
(9)
The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.52%	5.83%
2022	28,661	—	—	—	28,661	1.06%	4.99%
2023	96,188	117,288	—	—	213,476	7.87%	4.44%
2024	96,245	95,907	—	(13,282)	178,870	6.59%	5.22%
2025	20,890	153,736	—	(10,445)	164,181	6.05%	4.12%
2026	541,980	165,812	—	(9,342)	698,450	25.73%	4.77%
2027	816,739	—	—	—	816,739	30.09%	7.41%
2028	—	106,124	—	—	106,124	3.91%	4.93%
2029	360,000	27,155	—	—	387,155	14.27%	7.61%
2032	65,000	19,772	—	(5,533)	79,239	2.92%	5.74%
Face Amount of Debt	$2,025,703	$685,794	$41,122	$(38,602)	$2,714,017	100.00%	5.99%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.52%	5.83%
2022	28,661	—	—	—	28,661	1.06%	4.99%
2023	152,153	117,288	—	(13,282)	256,159	9.44%	5.00%
2024	165,814	174,351	—	—	340,165	12.53%	4.12%
2025	837,629	202,332	—	(10,445)	1,029,516	37.93%	6.89%
2026	416,446	38,772	—	(9,342)	445,876	16.43%	4.87%
2027	360,000	—	—	—	360,000	13.26%	7.86%
2028	—	106,124	—	—	106,124	3.91%	4.93%
2029	—	27,155	—	—	27,155	1.00%	4.35%
2032	65,000	19,772	—	(5,533)	79,239	2.92%	5.74%
Face Amount of Debt	$2,025,703	$685,794	$41,122	$(38,602)	$2,714,017	100.00%	5.99%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by Property Type and by categories based on the debt supported. The Property Types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price stores as well as a selection of brand name discount or off-price stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for Properties owned as of March 31, 2023, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to March 31, 2023, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$393	$396	90.4%	89.1%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$406	$421	92.6%	91.1%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	98.7%	95.9%

Total Term Loan Assets (HoldCo I)		$395	$400	91.3%	89.9%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$339	$372	79.7%	78.4%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
		N/A	N/A	98.7%	99.5%

Outparcels and Other		N/A	N/A	73.5%	86.7%

Total Consolidated Unencumbered		$339	$372	81.7%	81.6%

JOINT VENTURE ASSETS

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Malls:
Coastal Grand	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$557	$547	90.8%	88.6%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$493	$508	93.3%	92.5%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$598	$565	90.1%	89.7%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	95.7%	92.5%

Total Joint Venture Assets		$541	$537	93.0%	90.8%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$449	$468	93.2%	91.7%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$268	$252	74.6%	75.6%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	73.7%	73.7%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	94.7%	94.4%

Outparcels		N/A	N/A	92.1%	95.3%

Total Consolidated Encumbered Assets		$420	$433	91.5%	90.9%

Total Same-Center Portfolio		$433	$447	89.8%	88.6%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
WestGate Mall	Spartanburg, SC
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Three Months Ended March 31, 2023 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$26,166	$(1,086)	$(720)	$24,360	$-	$-	$-	$24,360
Lifestyle Centers	5,641	(319)	-	5,322	-	-	-	5,322
Open-Air Centers	768	(15)	-	753	-	-	-	753
Term Loan Debt Service	-	-	-	-	(14,990)	-	(12,713)	(27,703)
Total Term Loan Assets (HoldCo I)	32,575	(1,420)	(720)	30,435	(14,990)	-	(12,713)	2,732

CONSOLIDATED UNENCUMBERED
Malls	13,044	(1,050)	-	11,994	-	-	-	11,994
Open-Air Centers	2,090	-	-	2,090	-	-	-	2,090
Outparcels	58	-	-	58	-	-	-	58
Other	462	(92)	-	370	-	-	-	370
Total Consolidated Unencumbered	15,654	(1,142)	-	14,512	-	-	-	14,512

JOINT VENTURE ASSETS
Malls	10,117	(437)	-	9,680	(3,399)	-	(3,903)	2,378
Outlet Centers	3,841	(206)	-	3,635	(1,351)	-	(784)	1,500
Lifestyle Centers	3,045	(531)	-	2,514	(631)	-	(300)	1,583
Open-Air Centers	4,889	(144)	(281)	4,464	(3,036)	-	(2,418)	(990)
Other	66	-	-	66	(145)	-	(30)	(109)
Total Joint Venture Assets	21,958	(1,318)	(281)	20,359	(8,562)	-	(7,435)	4,362

CONSOLIDATED ENCUMBERED ASSETS
Malls	22,711	(1,861)	-	20,850	(14,284)	5,504	(8,960)	3,110
Outlet Centers	928	(28)	-	900	(2,639)	2,018	(237)	42
Lifestyle Centers	514	-	-	514	(384)	-	-	130
Open-Air Centers	6,235	(94)	(65)	6,076	(3,975)	-	-	2,101
Outparcels	4,604	(237)	(33)	4,334	(3,999)	-	-	335
Total Consolidated Encumbered Assets	34,992	(2,220)	(98)	32,674	(25,281)	7,522	(9,197)	5,718

Total Same-Center	$105,179	$(6,100)	$(1,099)	$97,980	$(48,833)	$7,522	$(29,345)	$27,324

(1)
Non-cash interest expense consists of the accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Three Months Ended March 31, 2022 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$29,402	$(1,489)	$-	$27,913	$-	$-	$-	$27,913
Lifestyle Centers	5,543	(536)	-	5,007	-	-	-	5,007
Open-Air Centers	967	(28)	-	939	-	-	-	939
Term Loan Debt Service	-	-	-	-	(8,174)	-	(15,480)	(23,654)
Total Term Loan Assets (HoldCo I)	35,912	(2,053)	-	33,859	(8,174)	-	(15,480)	10,205

CONSOLIDATED UNENCUMBERED
Malls	15,302	(740)	-	14,562	-	-	-	14,562
Open-Air Centers	1,980	(15)	-	1,965	-	-	-	1,965
Outparcels	189	-	-	189	-	-	-	189
Other	621	-	-	621	(255)	80	(204)	242
Total Consolidated Unencumbered	18,092	(755)	-	17,337	(255)	80	(204)	16,958

JOINT VENTURE ASSETS
Malls	10,113	(915)	-	9,198	(1,707)	(1,827)	(1,261)	4,403
Outlet Centers	3,374	(350)	-	3,024	(441)	(877)	(780)	926
Lifestyle Centers	3,072	(97)	-	2,975	(642)	-	(289)	2,044
Open-Air Centers	4,757	(27)	-	4,730	1,122	(2,525)	(2,521)	806
Other	113	-	-	113	(54)	-	-	59
Total Joint Venture Assets	21,429	(1,389)	-	20,040	(1,722)	(5,229)	(4,851)	8,238

CONSOLIDATED ENCUMBERED ASSETS
Malls	23,385	(920)	-	22,465	(56,324)	47,241	(7,161)	6,221
Outlet Centers	953	(107)	-	846	(3,105)	2,665	(283)	123
Lifestyle Centers	487	-	-	487	-	-	-	487
Open-Air Centers	5,377	(5)	-	5,372	(327)	219	(80)	5,184
Outparcels	4,506	-	(1,875)	2,631	-	-	-	2,631
Total Consolidated Encumbered Assets	34,708	(1,032)	(1,875)	31,801	(59,756)	50,125	(7,524)	14,646

Secured Note Debt Service	-	-	-	-	(10,663)	788	-	(9,875)

Total Same-Center	$110,141	$(5,229)	$(1,875)	$103,037	$(80,570)	$45,764	$(28,059)	$40,172

(1)
Non-cash interest expense consists of default interest and the accretion of debt discounts. The $788 of non-cash interest expense related to the Secured Notes Debt Service represents accrued interest settled in shares of common stock issued by the Company upon conversion of the exchangeable notes.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	March 31, 2023	December 31, 2022
ASSETS
Real estate assets:
Land	$174,157	$174,157
Buildings and improvements	402,191	401,453
	576,348	575,610
Accumulated depreciation	(60,664)	(51,134)
	515,684	524,476
Developments in progress	1,343	880
Net investment in real estate assets	517,027	525,356
Cash	16,683	39,105
Restricted cash	—	—
Receivables:
Tenant	12,664	15,797
Other	4,868	4,638
In-place leases, net	76,469	85,840
Above market leases, net	50,873	55,810
Other assets	7,412	5,211
	$685,996	$731,757
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$815,908	$828,521
Below market leases, net	33,174	36,553
Accounts payable and accrued liabilities	35,420	43,061
Total liabilities	884,502	908,135
Owner's deficit	(198,506)	(176,378)
	$685,996	$731,757

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended March 31,
	2023	2022
REVENUES:
Rental revenues	$49,785	$51,861
Other	1,343	1,064
Total revenues	51,128	52,925
EXPENSES:
Property operating	(9,445)	(8,362)
Depreciation and amortization	(20,195)	(25,358)
Real estate taxes	(5,089)	(4,753)
Maintenance and repairs	(4,703)	(3,783)
Management fees	(2,250)	(2,250)
Total expenses	(41,682)	(44,506)
OTHER INCOME (EXPENSES):
Other income	121	28
Interest expense	(15,097)	(8,248)
Total other expenses	(14,976)	(8,220)
NET (LOSS) INCOME	$(5,530)	$199

Modified Cash NOI (1)	$32,766	$36,926
Interest Coverage Ratio (2)	2.9x	4.5x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI presented on page 5 that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement. The Interest Coverage Ratio for the period ended March 31, 2023 represents actual trailing four-quarter Modified Cash NOI divided by actual trailing four-quarter Facility Interest Expense.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Quarter-to-Date:
All Property Types (2)	737,086	$33.56	$33.76	0.6%	$34.40	2.5%
Malls, Lifestyle Centers & Outlet Centers	688,518	34.40	34.19	(0.6)%	34.84	1.3%
New leases	42,400	38.09	43.99	15.5%	46.01	20.8%
Renewal leases	646,118	34.16	33.54	(1.8)%	34.11	(0.1)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:

Total Leasing Activity:
	Square Feet		As of March 31,	As of March 31,
Quarter-to-Date:			2023	2022
Operating portfolio:		Same-center Malls, Lifestyle & Outlet Centers	$29.99	$29.58
New leases	286,013	Total Malls	30.39	30.16
Renewal leases	988,491	Total Lifestyle Centers	29.19	27.25
Development portfolio:		Total Outlet Centers	27.78	26.22
New leases	—	Total Malls, Lifestyle & Outlet Centers	29.99	29.43
Total leased	1,274,504	Open-Air Centers	15.31	15.03
		Other	19.82	19.20
Year-to-Date:
Operating Portfolio:
(1)
Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)
Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2023, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Three Months Ended March 31, 2023 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2023:
New	32	93,434	6.35	$40.54	$42.48	$35.77	$4.77	13.3%	$6.71	18.8%
Renewal	331	1,121,284	2.54	33.66	33.91	33.21	0.45	1.4%	0.70	2.1%
Commencement 2023 Total	363	1,214,718	2.88	34.19	34.57	33.41	0.78	2.3%	1.16	3.5%

Commencement 2024:
New	1	548	3.00	68.32	71.08	65.69	2.63	4.0%	5.39	8.2%
Renewal	44	90,891	2.34	49.50	49.63	47.84	1.66	3.5%	1.79	3.7%
Commencement 2024 Total	45	91,439	2.36	49.61	49.76	47.95	1.66	3.5%	1.81	3.8%

Total 2023/2024	408	1,306,157	2.82	$35.27	$35.63	$34.43	$0.84	2.4%	$1.20	3.5%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Jewelers Ltd. (2)	108	163,899	2.72%
2	Victoria's Secret & Co.	50	404,466	2.68%
3	Foot Locker, Inc.	74	361,994	2.57%
4	Dick's Sporting Goods, Inc. (3)	25	1,462,150	2.21%
5	American Eagle Outfitters, Inc.	61	372,587	2.14%
6	Bath & Body Works, Inc.	57	231,813	1.91%
7	Genesco Inc. (4)	82	160,462	1.59%
8	Finish Line, Inc.	37	201,852	1.46%
9	The Buckle, Inc.	36	186,133	1.25%
10	Luxottica Group S.P.A. (5)	80	178,945	1.22%
11	Cinemark Holdings, Inc.	9	467,190	1.20%
12	The Gap, Inc.	44	537,180	1.15%
13	Express Fashions	30	246,437	0.98%
14	Hot Topic, Inc.	93	220,844	0.97%
15	Shoe Show, Inc.	29	378,849	0.94%
16	Claire's Stores, Inc.	68	85,364	0.88%
17	Spencer Spirit Holdings, Inc.	48	110,906	0.88%
18	H & M Hennes & Mauritz AB	38	803,811	0.85%
19	Barnes & Noble, Inc.	16	457,337	0.82%
20	The TJX Companies, Inc. (6)	18	520,475	0.81%
21	Regal Entertainment Group	7	370,773	0.78%
22	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.75%
23	Abercrombie & Fitch, Co.	28	189,942	0.72%
24	The Children's Place, Inc.	34	147,763	0.70%
25	Focus Brands LLC (7)	67	47,411	0.69%
		1,162	8,546,544	32.87%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream.
(4)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx, HomeSense.
(7)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Capital Expenditures

(In thousands)

	Three Months Ended March 31,
	2023	2022
Tenant allowances (1)	$3,574	$2,867
Deferred maintenance: (2)
Parking lot and parking lot lighting	331	533
Roof replacements	537	124
Other capital expenditures	1,658	1,822
Total deferred maintenance expenditures	2,526	2,479
Total capital expenditures	$6,100	$5,346

(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Redevelopments Completed at March 31, 2023

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2023 Cost	Opening Date	Initial Unleveraged Yield
Redevelopments:
York Town Center - Burlington (former Bed Bath & Beyond)	York, PA	50%	28,000	1,247	1,268	281	Q1 '23	18.5%
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at March 31, 2023

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2023 Cost	Expected Opening Date	Initial Unleveraged Yield
Mall Expansion:
Sunrise Mall - Bubba's 33	Brownsville, TX	100%	7,575	$1,049	$920	$720	Summer '23	18.0%

Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	15,435	1,949	777	Spring '24	11.0%

Redevelopments:
Kirkwood Mall - Five Below	Bismarck, ND	100%	19,478	2,323	35	33	Fall '23	16.3%
The Terrace - Nordstrom Rack (former Staples)	Chattanooga, TN	92%	24,155	2,513	1,687	65	Spring '23	13.0%
			43,633	4,836	1,722	98

Total Properties Under Development			134,229	$21,320	$4,591	$1,595
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Sears sold to third party developer for redevelopment. Conn's under construction. Under negotiation with entertainment use.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's and convention center/hotel.	Sold to third party for future office use.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Gallery Furniture opened 2021.
Coastal Grand	Myrtle Beach, SC	Owned by Sears. Under negotiation with sporting goods retailer for lower level.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC

Sale of parcel to Rooms to Go. New store opened December 2021. Longhorn Steakhouse opened. Pad sale to Main Event completed in August 2022. Opening in 2023. Pad lease executed with Bahama Breeze for opening in late 2023.

Dakota Square Mall	Minot, ND	Sold to Scheel's and new expanded store opened in fall 2022.	Ross Dress For Less opened. Five Below opened in fall 2022.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party.
Eastland Mall	Bloomington, IL	Closed. Pursuing potential joint venture redevelopment.	Closed. Pursuing potential JV redevelopment.
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Owned by Sears. Whole Foods sub-leases a third of the box. Sears closed and ground lease terminated for future redevelopment.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased location and opened November 2019.
Governor's Square	Clarksville, TN	50/50 joint venture property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redevelopment with Cheesecake Factory (Dec 2019), Dick's Sporting Goods and Dave & Busters (March 2020). Malone's (opening TBD). Aloft hotel opened June 2021.
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Harford Mall	Bel Air, MD	Sold to third party developer. New grocer under construction.
Imperial Valley Mall	El Centro, CA	Owned by Seritage.
Jefferson Mall	Louisville, KY	Currently occupied by Overstock. Under negotiation for sale to wholesale club.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 joint venture asset. HomeGoods and Five Below opened November 2019.
Kirkwood Mall	Bismarck, ND		New Chick-fil-A, Five Guys, Thrifty White Pharmacy, Blaze Pizza and Panchero's Restaurant opened in parking lot. Construction commencing on building for entertainment user, Tilt.
Laurel Park Place	Livonia, MI		Dunham's Sports opened November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Sears.
Mayfaire Town Center	Wilmington, NC
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Activey leasing women's store - pursuing non-retail use.

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Mid Rivers Mall	St. Peters, MO	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development. CBL 50/50 partner.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by third party. Partially redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkdale Mall	Beaumont, TX	Owned by Sears.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Location purchased from Sears by third party. Conn's opened. Executed lease with Murdoch's Farm & Ranch.
Richland Mall	Waco, TX	Dillard's opened Q2 2020.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with non-retail use/healthcare.
St. Clair Square	Fairview Heights, IL	Building owned by Sears on ground lease.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit and Main Event opened.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears.
Volusia Mall	Daytona Beach, FL	Sears sold to third party developer for future redevelopment.
West County Center	St. Louis, MO
West Towne Mall	Madison, WI	Owned by third party. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby opened June 2021. Portillo's restaurant opened fall 2022.	Von Maur opened October 2022.
Westmoreland Mall	Greensburg, PA	Building owned by Sears on ground lease. Potential for non-retail.	Stadium Casino opened November 2020.
York Galleria	York, PA	Hollywood Casino opened August 2021.	Extra Space Storage purchased store and opened.